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                                   FORM 8 - K

                        SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):    JANUARY 28, 2000



                            DELPHI INTERNATIONAL LTD.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           BERMUDA                     333-34829                98-0206924
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(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No)


Chevron House, 11 Church Street, Hamilton, Bermuda                HM 11
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code            441-295-3688
                                                              ------------



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ITEM 5.  OTHER EVENTS

On January 28, 2000, the Registrant issued a press release announcing it had rescinded a workers' compensation quota share reinsurance contract with Safety National Casualty Corporation that had been in place since early 1999. Accordingly, the Registrant has restated its financial results to exclude the effects of this contract. The Company's net income attributable to common shares for the first nine months of 1999, after such adjustment, was $2.9 million, or $0.70 per share. The Company also announced that it expects to report net income and net income per share for its fourth quarter of 1999 that is at least on par with its average quarterly results year-to-date. The Company expects to report its fourth quarter and full year 1999 financial results by the end of February.

A copy of such press release, including restated consolidated statements of income for the first three quarters of 1999, is attached as Exhibit 99.1 to this Current Report on Form 8 - K and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         Exhibit Number             Description of Exhibit
         --------------             ----------------------
         27.1                       Restated Financial Data Schedule - March 31, 1999
         27.2                       Restated Financial Data Schedule - June 30, 1999
         27.3                       Restated Financial Data Schedule - September 30, 1999
         99.1                       Registrant's January 28, 2000 press release

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELPHI INTERNATIONAL LTD.

                                      By: /s/   C. O'CONNOR
                                         --------------------------------------
                                          President and Chief Executive Officer

Date:  January 28, 2000